ADDENDUM TO PURCHASE OPTION AGREEMENT

  This addendum is made a part of that certain Purchase Option Agreement (hereinafter referred to as the "Agreement") dated as of January 31, 1996, by and between Vista Technologies, Inc. ("Buyer") and J. Charles Casebeer ("Seller").

  WHEREAS, the parties wish to amend certain provisions of the Agreement, and

  WHEREAS, the parties wish to acknowledge receipt by Seller of certain payments made by Buyer to Seller pursuant to the Agreement.

NOW THEREFORE, the Buyer and Seller hereby agree as follows:

  1. Paragraph (C) of the Recitals in the Agreement is deleted in its entirety and the following language is substituted therefore:

  "The Lease also provides that Seller may purchase the Asset at the end of the term of the Lease for an amount equal to ten percent (10%) of the original cost of the Asset."

  2. Paragraph 2(b) of the Agreement is hereby deleted in its entirety and the following language is substituted therefore:

  "On or before the end of the Lease term, Buyer may pay to Seller or to Lessor, an amount, determined by Lessor, equal to the amount necessary for Seller to purchase the Asset pursuant to the terms of the Lease (the "Payoff Amount").

  3.  Paragraph 2(c) of the Agreement is hereby deleted in its entirety.

  4.  Paragraph 4 of the Agreement is hereby deleted in its entirety.

  5. Seller hereby acknowledges that he has received from Buyer all of the payments due under the Lease pursuant to Paragraph 5 of the Agreement, including the payment due for July 1997.

  6. Seller hereby acknowledges that he has received from Buyer the cash consideration pursuant to Paragraph 2(a) of the Agreement. Seller further acknowledges that he has received certain payments from Buyer pursuant to the Promissory Note (the "Note") attached as Exhibit B of the Agreement and that any unpaid balance due on the Note, if any, is hereby waived.

  IN WITNESS WHEREOF, the parties have executed this Addendum this 8th day of July, 1997.

Vista Technologies, Inc.

By:  /s/  Murray D. Watson                     /s/  J. Charles Casebeer
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